COUNTRY STAR RESTAURANTS, INC.
                          11150 SANTA MONICA BOULEVARD
                              LOS ANGELES, CA 90025


                                                              February 12, 1997


Peter R. Feinstein
18341 Lake Encino Drive
Encino, CA  91316

          Re:  Notice of Effectiveness of Consulting Agreement

Dear Peter:

     This letter is to notify you that: (i) your Employment Agreement with Country Star Restaurants, Inc. (the "Company") is hereby terminated in accordance with and to the extent set forth in the Consulting Agreement between you and the Company; and (ii) the Consulting Agreement is automatically in full force and effect.

     Please sign below to: (i) confirm your receipt of this notice, (ii) to acknowledge its adequacy and conformity with the terms of the Employment Agreement and the Consulting Agreement; and (iii) to acknowledge that you have read and understood the terms of the Consulting Agreement and that such agreement has been duly executed and delivered by you.

                                                COUNTRY STAR RESTAURANTS, INC.

                                                By:   /s/ Robert J. Schuster
                                                   -------------------------
                                                Name: Robert J. Schuster
                                                Title:  CEO


Acknowledged and Agreed:

/s/ Peter R. Feinstein
Peter R. Feinstein

                              CONSULTING AGREEMENT

      Consulting agreement (the "Agreement") dated as of February 12, 1997 by and between Country Star Restaurants, Inc., a Delaware corporation having offices at 11150 Santa Monica Boulevard, Suite 650, Los Angeles, California 90025 (the "Company") and Peter R. Feinstein, an individual residing at 18341 Lake Encino Drive, Encino, CA 91316 ("Individual").

                              W I T N E S S E T H:

      WHEREAS, Individual has been employed by the Company as its President since December 1993 pursuant to an Employment Agreement, which employment was amended in August 1994 and was subsequently amended in July of 1996 (such agreement, as amended, the "Employment Agreement"); and

      WHEREAS, since inception of the Company, Individual has served on the Board of Directors of the Company; and

      WHEREAS, each of the Company and the Individual desires to terminate Individual's Employment Agreement and services as the Company's President and a director of the Company, and the Company wishes to retain the services of the Individual as a consultant to the Company and each of the parties hereto wishes to clarify the rights and obligations that each have with respect to the other in connection with Individual's consultancy.

      NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereto agree as follows:

      1. Consulting. The Company hereby retains Individual as a consultant, and Individual hereby accepts such consultancy and agrees to render his services as a consultant for the "Term" (as defined in Section 4 below) of this Agreement, subject to all of the provisions herein set forth.

      2. Duties and Responsibilities of Consultant. Individual agrees to provide the Company with his personal services as a consultant on a non-exclusive basis with respect to any matters required by the Company which relate to the business now or hereafter carried on or contemplated by the Company. Notwithstanding the non-exclusivity of such consultancy, Consultant expressly acknowledges and agrees that during the term of this consultancy he shall not render any services whatsoever to any other corporation, partnership, individual, entity or person in connection with the restaurant industry. It is expressly acknowledged and agreed that in connection with the performance of Individual's duties as a consultant hereunder, Individual shall not be obligated to devote a minimum number of hours per week to the business of the Company, but rather, the amount of time and effort required hereunder on the part of the Individual as a consultant to the Company shall be subject to the good faith and mutual determination of the Individual and the Company. Notwithstanding the foregoing, Individual shall report to the Company's Board of Directors and Chief Executive Officer and shall be available for consultation for each of the ten (10) full business days (9:00 a.m. through 5:00 p.m.) following the effective date of this Agreement.

      3. Consideration. As full and total consideration for his services hereunder, the Company shall: (i) pay to the Individual for the Term hereof, the applicable pro-rata amount of Individual's "Base Salary" (as that term is defined in the Employment Agreement), payable in bi-weekly annual installments;
(ii) provide to Individual for the Term hereof, at the Company's cost, and for three (3) months thereafter, the health insurance benefits that Individual was receiving from the Company immediately prior to the commencement of the Term of this Agreement; (iii) pay on behalf of Individual for the Term hereof and for three (3) months thereafter, $1,500 per month with respect to the automotive lease currently paid for by the Company; and (iv) the term of the $59,500 loan made by the Company to Individual which is presently due on January 2, 1998 shall be extended for an additional year and shall be due on January 2, 1999. It is expressly understood and agreed that in the event of the death, incapacity or disability (as defined in the Employment Agreement) of Individual prior to the expiration of the Term of this Agreement (or prior to the one year anniversary of the commencement of this consultancy agreement with respect to the health insurance and automotive allowance) that the Company shall nevertheless continue to be obligated to make the payments due pursuant to this Section 3 to Individual's estate, executives or administrators as the case may be. Individual shall be entitled to receive all benefits and remuneration hereunder without the Company having any right of setoff whatsoever, with respect to any monies, payments, considerations, loans, guarantees, extensions of credit, or any benefits of any nature that may have been received by Individual or extended by the Company in connection with the Employment Agreement or otherwise; provided, however, that all of such items received by Individual or extended by the Company were duly and properly authorized by the Company's Board of Directors. In addition, it is expressly agreed that the Individual shall not be entitled to any payments relating to the Employment Agreement (including severance payments contemplated under Section 8 thereof) and that the Individual shall hold harmless and release the Company from all liability and obligations under the Employment Agreement.

      4. Term; Effect of Notice. The term of this Agreement shall commence immediately upon receipt by Individuals of a written notice from the Company in accordance with the immediately following sentence (the "Notice"), and shall expire nine (9) months thereafter. To be effective, such Notice shall be given in accordance with the terms of Section 6 below and shall state that Individual's Employment Agreement is automatically and immediately terminated and that this Agreement is automatically in full force and effect. Individual expressly agrees that upon the receipt of the Notice, that the Employment Agreement, except as otherwise expressly set forth herein, shall be terminated automatically and shall be null and void in all respects and each of Cameron Capital Ltd. and the Company expressly acknowledges and agrees that this Agreement shall automatically become effective immediately upon commencement of, and shall remain in effect throughout, the Term. In addition, upon Individual's receipt of the Notice, Individual shall automatically be deemed to have resigned from the Company's Board of Directors, effective immediately and without disagreement.

      5. Non-Competition; Termination for Cause. Notwithstanding the termination of the Employment Agreement, Individual expressly agrees that the non-competition provisions set forth in Section 9 of the Employment Agreement shall remain in full force and effect upon the termination of the Employment Agreement and the entering into of this agreement. In addition the termination for cause provisions in Section 8(a) of the Employment Agreement are incorporated herein by reference and shall apply to the termination of Consultant's engagement hereunder.

      6. Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by hand, by certified or registered mail, return receipt requested, postage prepaid, or by U.S. express mail service, or by private overnight mail service (e.g. Federal Express). Any such notice shall be deemed to have been given (a) on the business day actually received if given by hand or facsimile transmission, (b) on the business day immediately subsequent to mailing, if sent by U.S. express mail service or private overnight mail service, or (c) three (3) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the addresses first set forth above, or to such other address or addresses as a party may have advised the other in the manner provided in this Section 6, or in the case of the Individual, at Individual's office address, which is the same address as the Company.

      7. Inurement; Assignment. In the event of a sale of the Company, or a division, subsidiary or affiliate thereof, whether by way of stock sale, sale of assets, merger or other business combination, as applicable, the rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Company or to the business of the Company, subject to the provisions hereof. The Company may assign this Agreement to any person, firm or corporation controlling, controlled by, or under common control with the Company provided that, in the event of any such assignment, the services to be rendered by Individual to such assignee shall be of the same nature and professional status provided for in this Agreement. The Company's obligations hereunder shall be unaffected by any assignment. Neither this Agreement nor any rights or obligations of Individual hereunder shall be transferable or assignable by Individual.

      8. Entire Agreement. This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, (including, without limitation, the Employment Agreement) negotiations, letters of intent, commitments and representations in respect thereof between them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement as provided in this Agreement.

      9. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

      10. Preservation of Intent. Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, the Company and Individual agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out and the provisions hereof may be enforced to the maximum extent possible.

      11. Amendment. This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

      12. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

      14. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of California, without giving reference to principles of conflict of law. Each of the parties hereto irrevocably consents to the venue and jurisdiction of the federal and state courts located in the State of California, County of Los Angeles.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                COUNTRY STAR RESTAURANTS, INC.


                                                By:   /s/ Robert J. Schuster
                                                   -------------------------
                                                Name: Robert J. Schuster
                                                Title:  CEO


                                                /s/Peter R. Feinstein
                                                Peter R. Feinstein


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